Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442

ORANGE 21 INC. REPORTS FINANCIAL RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 2011; ANNOUNCES INVESTOR CONFERENCE CALL

For Immediate Release: August 15, 2011

CARLSBAD, Calif.—Orange 21 Inc. (OTCBB: ORNG) today announced financial results for the quarter ended June 30, 2011.

Net sales increased by $0.6 million, or 7%, to $9.0 million for the three months ended June 30, 2011, compared to $8.4 million on a “pro forma” basis for the three months ended June 30, 2010. “Pro forma” numbers exclude the net sales from our LEM, S.r.l. subsidiary that we sold effective December 31, 2010. Net sales for the three months ended June 30, 2010, including the net sales from LEM, were $9.5 million.

The growth achieved in the second quarter of 2011 almost offset a modest net sales decline of $0.1 million for the first six months ending June 30, 2011. Net sales were $15.7 million for the six months ended June 30, 2011, compared to $15.8 million on a “pro forma” basis (excluding the impact of our sale of LEM in December 2010) for the six months ended June 30, 2010. Net sales as reported for the six months ended June 30, 2010, including the net sales from LEM, were $17.8 million.

The 2010 “pro forma” net sales amounts described above exclude the $1.1 million and $2.0 million during the three and six month periods ended June 30, 2010, respectively, of sales products manufactured for third party customers rather than for the Company by its former Italian manufacturing subsidiary, LEM. LEM was sold on December 31, 2010, as such LEM’s operations were not included in the Company’s consolidated results for the three or six month periods ended June 30, 2011. However, LEM sales remain included in our consolidated results for the three and six month periods ended June 30, 2010. Set forth below are “pro forma” financial tables which set forth our operating results for the three and six months ended June 30, 2010 as if we did not own LEM during those periods.

The Company incurred a net loss of $3.0 million for the three months ended June 30, 2011 compared to a net income of $408,000 for the three months ended June 30, 2010. The net loss for the three months ended June 30, 2011 included $2.0 million in other operating expenses primarily because the estimated future cash flows from the sale of certain licensed products would be insufficient to cover the remaining royalty obligations. The net losses for the three months ended June 30, 2011 and 2010, also included $537,000 and $167,000, respectively, in non-cash share-based compensation and warrant expenses.

“We are very pleased with the growth we generated this quarter, especially following the significant decline the Company had last quarter,” said Orange 21 President Michael Marckx. “We are optimistic that we can continue to improve our sales execution and implement growth strategies to enhance our market position as we continue to reshape the organization for ongoing future success. Our new team’s focus on the marketing, product development and sales programs to leverage the core SPY Optic™ brand appears to be gaining traction on many fronts. We are particularly enthused by our strong position in snow goggles and we really look forward to the second half of this year.”

Carol Montgomery, Orange 21’s Chief Executive Officer, added: “I am pleased with the improved sales execution and focus of the entire organization, and commend the team for continuing the progress of our turnaround. While much work remains, we are pleased with the success of our second quarter and look forward to ongoing future success during the remainder of the year.”

Investor Conference Call:

We invite you to join us for an investor conference call on Thursday, August 18, 2011 at 1:30, p.m. PST. The dial-in number for the call in North America is 1-866-788-0545 and 1-857-350-1683 for international callers. The participant pass code is 16835103. The call will also be webcast live on the Internet and can be accessed by logging on at www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on August 18, 2011. The audio replay dial-in number for North America is 1-888-286-8010 and +1-617-801-6888 for international callers. The replay pass code is 52315463.

About Orange 21 Inc.:

Orange 21 designs, develops and markets premium products for the action sports, motorsports, snowsports and lifestyle markets under the brands SPY Optic™, O’Neill® and Margaritaville®.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “hope,” the negative of such terms, expressions of optimism or other comparable terminology. Specifically, comments in this press release regarding our ability to continue to improve our sales execution and implement growth strategies to enhance our market position and our ability to leverage the core SPY Optic™ brand are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished goods at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, and introduce innovative new products in a timely manner; our ability to forecast future demand; the ability of our key foreign product suppliers to continue to supply to our forecasted demand, our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; our ability to improve working capital management, particularly the level of inventory; our ability to obtain additional capital, the ability of our new management team to positively impact the business, and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Note Regarding Pro Forma Information in Period Over Period Comparisons

Our period over period comparisons discussed above that are labeled “pro forma” are derived from the “pro forma” financial information below and from Footnote 1 to the Consolidated Financial Statements in our Form 10-Q for the quarter ended June 30, 2011. The references above and in the tables below to “pro forma” information refer to the financial data excluding the operating results for LEM for the quarter and six months ended June 30, 2010. We believe presentation of the pro forma financial data which is required to be presented in footnotes to the consolidated financial statements is also useful to understand how the Company has performed in the most recent operating periods compared to the Company’s performance as if LEM were not included in its operating results for the quarter and six months ended June 30, 2010.

CONTACTS:	Alain Mazer, Marketing Communications Manager Michael D. Angel, Interim Chief Financial Officer 760-804-8420 Fax: 760-804-8442 www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets
Cash	$676	$263
Accounts receivable, net	5,494	4,173
Inventories, net	8,517	8,902
Prepaid expenses and other current assets	490	618
Income taxes receivable	12	14

Total current assets	15,189	13,970
Property and equipment, net	804	957
Intangible assets, net of accumulated amortization of $660 and $631 at June 30, 2011 and December 31, 2010, respectively	92	122
Other long-term assets	55	50

Total assets	$16,140	$15,099

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Lines of credit	$1,366	$2,235
Current portion of capital leases	56	27
Current portion of notes payable	14	13
Accounts payable	1,939	1,693
Accrued expenses and other liabilities	4,541	3,007

Total current liabilities	7,916	6,975
Capitalized leases, less current portion	157	38
Notes payable, less current portion	54	61
Notes payable to stockholder	9,500	7,000

Total liabilities	17,627	14,074
Stockholders’ equity (deficit)
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 12,878,514 and 11,980,934 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	1	1
Additional paid-in-capital	42,911	40,972
Accumulated other comprehensive income	622	551
Accumulated deficit	(45,021)	(40,499)

Total stockholders’ equity (deficit)	(1,487)	1,025

Total liabilities and stockholders’ equity (deficit)	$16,140	$15,099

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net sales	$8,986	$9,528	$15,689	$17,796
Cost of sales	4,104	4,018	7,394	8,565

Gross profit	4,882	5,510	8,295	9,231
Operating expenses:
Sales and marketing	2,647	2,279	5,442	4,269
General and administrative	2,609	1,893	4,275	3,855
Shipping and warehousing	151	289	290	567
Research and development	161	431	315	811
Other operating expense	1,952	—	1,952	—

Total operating expenses	7,520	4,892	12,274	9,502

Income (loss) from operations	(2,638)	618	(3,979)	(271)
Other income (expense):
Interest expense	(295)	(152)	(551)	(237)
Foreign currency transaction gain (loss)	(15)	(75)	13	(9)
Other income	—	64	1	64

Total other expense	(310)	(163)	(537)	(182)

Income (loss) before provision for income taxes	(2,948)	455	(4,516)	(453)
Income tax provision	3	47	6	76

Net income (loss)	$(2,951)	$408	$(4,522)	$(529)

Net income (loss) per share of Common Stock
Basic	$(0.23)	$0.03	$(0.36)	$(0.04)

Diluted	$(0.23)	$0.03	$(0.36)	$(0.04)

Shares used in computing net income (loss) per share of Common Stock
Basic	12,841	11,956	12,567	11,941

Diluted	12,841	11,987	12,567	11,941

ORANGE 21 INC. AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share amounts)

The following unaudited pro forma condensed consolidated financial statement of operations for the three months ended June 30, 2010 has been presented as if the deconsolidation of LEM had occurred on April 1, 2010 (in thousands).

	Unaudited Three Months Ended June 30, 2010 (1)	Unaudited Pro Forma Adjustments (2)	Unaudited Pro Forma Results (3)
Net sales	$9,528	$(1,112)	$8,416
	4,018	(225)	3,793

Gross profit (loss)	5,510	(887)	4,623
Operating expenses:
Sales and marketing	2,279	(60)	2,219
General and administrative	1,893	(367)	1,526
Shipping and warehousing	289	(145)	144
Research and development	431	(207)	224

Total operating expenses	4,892	(779)	4,113

Loss from operations	618	(108)	510
Other income (expense):
Interest expense	(152)	26	(126)
Foreign currency transaction gain	(75)	5	(70)
Other expense	64	(12)	52
Loss on deconsolidation of LEM	—	(1,292)	(1,292)

Total other income (expense)	(163)	(1,273)	(1,436)

Income (loss) before provision (benefit) for income taxes	455	(1,381)	(926)
Income tax provision (benefit)	47	(48)	(1)

Net income (loss)	$408	$(1,333)	$(925)

(1)	Represents the Company’s actual (as reported) consolidated results of operations for the three months ended June 30, 2010.
(2)	Represents LEM’s results of operations for the three months ended June 30, 2010 and intercompany eliminations. These pro forma adjustments include (i) sales, cost of sales and gross profit associated with LEM’s sales to third parties, (ii) intercompany eliminations to adjust LEM’s gross profit associated with the products produced by LEM for other subsidiaries of the Company and which were sold by the Company’s other subsidiaries to third parties during the period presented, and (iii) operating and other expenses incurred by LEM. Also includes the adjustment for the loss on sale of 90% of LEM as if it had occurred on April 1, 2010. This information is provided to show the effect of the elimination of LEM’s operations from the Company’s business.
(3)	Represents the pro forma consolidated results of operations of the Company and its remaining wholly owned subsidiaries, O21NA and O21 Europe, for the three months ended June 30, 2010. As noted above, this table assumes an effective date of April 1, 2010 for the deconsolidation of LEM. Accordingly, while the results of LEM for the three months ended June 30, 2010 would be eliminated, the recording of the deconsolidation would result in a loss of $1.3 million on April 1, 2010, which would result in this $1.3 million loss being recorded for the three months ended June 30, 2010.

ORANGE 21 INC. AND SUBSIDIARIES

PRO FORMA UNAUDITED STATEMENT OF OPERATIONS

(Thousands, except per share amounts)

The following unaudited pro forma condensed consolidated financial statement of operations for the six months ended June 30, 2010 has been presented as if the deconsolidation of LEM had occurred on January 1, 2010 (in thousands).

	Unaudited Six Months Ended June 30, 2010 (1)	Unaudited Pro Forma Adjustments (2)	Unaudited Pro Forma Results (3)
Net sales	$17,796	$(2,025)	$15,771
Cost of sales	8,565	(287)	8,278

Gross profit (loss)	9,231	(1,738)	7,493
Operating expenses:
Sales and marketing	4,269	(142)	4,127
General and administrative	3,855	(664)	3,191
Shipping and warehousing	567	(286)	281
Research and development	811	(433)	378

Total operating expenses	9,502	(1,525)	7,977

Loss from operations	(271)	(213)	(484)
Other income (expense):
Interest expense	(237)	63	(174)
Foreign currency transaction gain	(9)	8	(1)
Other expense	64	(12)	52
Loss on deconsolidation of LEM	—	(1,170)	(1,170)

Total other income (expense)	(182)	(1,111)	(1,293)

Income (loss) before provision (benefit) for income taxes	(453)	(1,324)	(1,777)
Income tax provision (benefit)	76	(83)	(7)

Net income (loss)	$(529)	$(1,241)	$(1,770)

(1)	Represents the Company’s actual (as reported) consolidated results of operations for the six months ended June 30, 2010.

(2)	Represents LEM’s results of operations for the six months ended June 30, 2010 and intercompany eliminations. These pro forma adjustments include (i) sales, cost of sales and gross profit associated with LEM’s sales to third parties (ii) intercompany eliminations to adjust LEM’s gross profit associated with the products produced by LEM for other subsidiaries of the Company and which were sold by the Company’s other subsidiaries to third parties during the period presented, and (iii) operating and other expenses incurred by LEM. Also includes the adjustment for the loss on sale of 90% of LEM as if it had occurred on January 1, 2010. This information is provided to show the effect of the elimination of LEM’s operations from the Company’s business.
(3)	Represents the pro forma consolidated results of operations of the Company and its remaining wholly owned subsidiaries, O21NA and O21 Europe, for the six months ended June 30, 2010. As noted above, this table assumes an effective date of January 1, 2010 for the deconsolidation of LEM. Accordingly, while the results of LEM for the six months ended June 30, 2010 would be eliminated, the recording of the deconsolidation would result in a loss of $1.2 million on January 1, 2010, which would result in this $1.2 million loss being recorded for the six months ended June 30, 2010.

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